Exhibit 10.69

KID BRANDS, INC.

RESTRICTED STOCK UNIT AGREEMENT

Date of Grant:             , 20

RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the date set forth above, between Kid Brands, Inc., a New Jersey corporation (the “Company”), and the Grantee whose name appears on the signature page hereof (the “Grantee”).

1. Confirmation of Grant. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of             restricted stock units (“RSUs”), subject to the terms and conditions of this Agreement and the Plan (defined below). Each RSU is equal in value to one share of the Common Stock, stated value $0.10 per share, of the Company (“Common Stock”). The RSUs granted hereunder are issued under and subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “Plan”), which is incorporated into this Agreement by reference. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. The Grantee acknowledges receipt of a copy of the Plan.

2. Vesting. Except as provided in Section 3 below (or pursuant to Section 14 of the Plan), the RSUs shall vest ratably over     years (    % of aggregate grant per year), commencing on the first anniversary of the Date of Grant set forth above.

3. Forfeiture of RSUs.

(a) Termination of Employment. Except as provided in Section 3(b) below, in the event that the employment of the Grantee with a Participating Company is terminated for any reason (not including an authorized leave of absence) prior to the vesting of any RSUs pursuant to Section 2 above, all such non-vested RSUs shall be forfeited and all rights of Grantee to such unvested RSUs shall terminate without payment of consideration by the Company immediately after such termination.

(b) Death or Disability. Notwithstanding the provisions of Section 3(a) above, in the event that the employment of the Grantee with a Participating Company is terminated as a result of such Grantee’s death or Disability prior to the vesting of any RSUs pursuant to Section 2 above, all such non-vested RSUs shall become fully vested as of the date of such Grantee’s death or Disability, as applicable.

4. Settlement of RSUs. No action shall be taken by the Company in respect of the RSUs prior to the date on which such RSUs vest in accordance with the provisions of this Agreement (each, a “Vesting Date”). Promptly following each Vesting Date (but in no event more than 30 days subsequent thereto), the Company shall, at the election and as determined by the Committee in its sole discretion:

(1) cause to be issued, in the name of the Grantee or in the name of the Grantee’s legal representatives, beneficiaries or heirs, as applicable, one share of Common Stock for each vested RSU;

(2) cause to be paid to the Grantee in a single, lump sum cash payment, an amount per vested RSU equal to the Fair Market Value on the Vesting Date of one share of Common Stock; or

(3) a combination of (1) and (2) above, as determined by the Committee in its sole discretion.

Unless terminated earlier pursuant to Section 3 above, the Grantee’s rights under this Agreement shall terminate with respect to each RSU at the time such RSU is converted into cash or a share of Common Stock pursuant to the terms hereof.

5. Transferability. Until the date that the RSUs vest pursuant to the terms hereof, none of the RSUs or any shares of Common Stock issuable upon vesting thereof (the “Shares”) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the RSUs or any Shares, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the RSUs or any Shares. Notwithstanding the foregoing, the Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any property distributable with respect to the RSUs upon the death of the Grantee, and such property shall be transferable to such beneficiary or beneficiaries or to the person or persons entitled thereto by the laws of descent and distribution, and none of the limitations of the preceding sentence shall in such event apply to such Common Stock or other property. The Grantee acknowledges and agrees that a violation of this Section 5 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 5 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

6. Dividend Equivalents. With respect to record dates that occur prior to the settlement of an RSU, and subject to the remainder of this paragraph, the Grantee shall be entitled to receive dividend equivalents if dividends are paid by the Board of Directors on the Common Stock. If dividends are paid in cash to the holders of Common Stock, the dividend equivalents shall equal an amount in cash per RSU equal to the dividends per share paid to common stockholders of the Company; if dividends are paid through the distribution of securities of the Company (including in shares of Common Stock) to the holders of Common Stock, the dividend equivalents shall equal a distribution per RSU in the form and amount of securities distributed per share to common stockholders of the Company; provided, however, that in each case all dividend equivalents shall be accrued (without interest and earnings), and shall be paid or distributed only if and when the Company settles the related RSU in accordance with Section 4 above. The dividend equivalents for an RSU shall be subject to the same substantial risk of forfeiture as the related RSU, so that if such RSU is forfeited, the dividend equivalents on such RSU are forfeited.

7. Restrictions. Notwithstanding any other provision of this Agreement, no payments shall be made nor Shares issued in respect of a vested RSU hereunder: (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over such payment or issuance shall have been secured, (ii) to the extent Shares are to be issued upon settlement of vested RSUs hereunder, unless the issuance of any such Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the shares of Common Stock shall have been registered under such laws, and (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or adequate provision made therefor (in the sole discretion of the Committee). As a condition to the issuance of any Shares, the Company may require the Grantee to make any representation and warranty to the Company as may be required by applicable laws, rules or regulations.

8. Tax Withholding. If a Participating Company is required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the vesting of any RSUs, or the settlement thereof (“Withholding Taxes”), the Grantee shall be required to remit to the applicable Participating Company an amount sufficient to satisfy the employer’s Withholding Tax requirements. Such remittance may be required prior to the issuance of any Shares or the payment of any cash amounts hereunder. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold cash or Shares having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining amount due shall be paid in cash by the Grantee.

9. Adjustments.

The RSUs and this Agreement are subject to, and governed by, the provisions of Section 14 (Dilution and Other Adjustments) of the Plan.

10. Authority of Committee. Subject to the limitations set forth in the Plan, the Committee is vested with absolute discretion and authority to interpret the Plan and make all determinations necessary or advisable for the administration thereof. Any determination of the Committee in the administration of the Plan, as described therein, shall be final, conclusive and binding upon the Grantee and any person claiming under or through the Grantee, including, without limitation, as to any adjustments pursuant to Section 14 of the Plan.

11. No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right with respect to continuance of employment or service by any Participating Company nor limit in any way the right of any Participating Company to terminate or modify the employment or retention of the Grantee at any time, with or without Cause. By accepting these RSUs, the Grantee expressly acknowledges that there is no obligation on the part of any Participating Company to continue the Plan and/or grant any additional Awards to the Grantee.

12. No Rights as Shareholder. The Grantee shall have no voting or other rights as a shareholder of the Company with respect to the shares of Common Stock underlying the RSUs until the vesting of the RSUs and the issuance of a certificate or certificates to the Grantee for Shares in connection therewith.

13. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for Shares hereunder unless the issuance and/or delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

14. Disposition of Common Stock. Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the vesting of all or a portion of the RSUs is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates (or book entries) evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

15. Miscellaneous.

(a) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

if to the Company, to it at:

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Attention:    Secretary

Fax no.:       201-405-7377

E-mail address: jsfriedman@kidbrands.com

if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

Any notice given (i) after 5:00 p.m. local time on any business day or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Amendment. The Committee may at any time alter or amend this Agreement to the extent permitted by the Plan and applicable law. No termination, suspension, modification or amendment of the Plan or this Agreement shall impair or adversely affect any right acquired by the Grantee or such Grantee’s permitted transferees before the date of termination, suspension, modification or amendment unless the consent of the Grantee or such transferee is obtained. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 14 of the Plan does not adversely affect any right of the Grantee or such transferee.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e) Applicable Law. To the extent the federal laws of the United Stated do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, regardless of conflicts of law principles thereof.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in pdf format) will be deemed to be original signatures for all purposes hereunder.

(h) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

KID BRANDS, INC.

By:
Name:
Title:

GRANTEE

Address of Grantee:

Fax No.:
E-Mail: